                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT

 REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 28, 2000, by
                                      ---------
and between PILOT NETWORK SERVICES, INC., a Delaware corporation (the

"Company"), and MARSHALL CAPITAL MANAGEMENT, INC. (the "Purchaser").
 -------                                                ---------

  The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities
                                                                 ----------
Purchase Agreement"), to issue and sell to the Purchaser shares (the "Preferred
------------------                                                    ---------
Shares") of the Company's Series A Convertible Preferred Stock, par value $.01
------
per share (the "Preferred Stock"), and a Warrant (the "Warrant") entitling the
                ---------------                        -------
holder thereof to purchase shares (the "Warrant Shares") of Common Stock. The
                                        --------------
Preferred Shares are convertible pursuant to a Certificate of Designation (the

"Certificate of Designation") into shares (the "Conversion Shares") of the
---------------------------                     -----------------
Company's Common Stock, par value $.001 per share (the "Common Stock").
                                                        ------------

  In order to induce the Purchaser to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under
                                             --------------
applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement or the Certificate of Designation, as applicable.

  In consideration of the Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1. DEFINITIONS.
     -----------

  For purposes of this Agreement, the following terms shall have the meanings specified:

     (a) "Blackout Period" means any period, not to exceed (i) five (5) Business
          ---------------
          Days in any one instance or (ii) twenty (20) Business Days in any period of twelve (12) consecutive months, with respect to which the Company's Board of Directors has made a good faith determination that there exists material, non-public information relating to the Company, which, in the reasonable opinion of the Board of Directors, would not be appropriate for public disclosure during such period;

     (b)  "Business Day" and "Closing Date" shall have the respective meanings
           ------------       ------------
          specified in the Securities Purchase Agreement;

     (c)  "Dividend Shares" shall have the meaning set forth in the
           ---------------
               Certificate of Designation;

     (d)  "Effective Date" means the date on which the Registration Statement
           --------------
          relating to the Registrable Securities is declared effective by the Securities and Exchange Commission (the "Commission");
                                                   ----------

     (e)  "Filing Deadline" means the thirtieth (30th) day following the Closing
           ---------------
          Date; provided, however, that if such thirtieth day is not a Business
                --------  -------
          Day, the Filing Deadline shall be the Business Day immediately following such thirtieth day;

     (f)  "Holder" means any person owning or having the right to acquire,
           ------
          through conversion of the Preferred Shares or exercise of the Warrants, Registrable Securities, including initially the Purchaser and thereafter any permitted assignee thereof;

     (g)  "Registrable Securities" means the Conversion Shares, the Dividend
           ----------------------
          Shares, the Warrant Shares, and any other shares of Common Stock issuable pursuant to the terms of the Certificate of Designation or Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares, the Dividend Shares, the Warrant Shares or such other shares;

     (h)  "Register", "registered" and "registration" refer to a registration
           --------    ----------       ------------
          effected by preparing and filing a registration statement or statements covering Registrable Securities in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act

          ("Rule 415") or any successor rule providing for the offering of
          ----------
          securities on a continuous or delayed basis ("Registration
                                                        ------------
          Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Commission; and

          (i) "Registration Deadline" means the sixtieth (60th) day following
               ---------------------
          the earlier to occur of (i) the date on which a Registration Statement covering the Registrable Securities is filed with the Commission and
          (ii) the Filing Deadline.

  2.  MANDATORY REGISTRATION.
      ----------------------

     (a) On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a "shelf" registration statement under Rule 415 covering the resale of the number of shares of Initial Registrable Securities equal to the Reserved Amount (as defined in the Securities Purchase Agreement) as of the Closing Date. Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Preferred Shares and Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

     (b) The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the

Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on such Registration Statement, and shall submit to the Commission, before the close of business on the Business Day immediately following the Business Day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than forty eight (48) hours after the submission of such request. The Company shall maintain the effectiveness of such Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to such Registration Statement and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Holders) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the period beginning on the Registration Deadline and ending on the earlier of such dates being referred to herein as the "Registration Period").
                                 -------------------

     (d) If (A) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the sixtieth
(60th) day following the Registration Deadline, (B) after such Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under such Registration Statement for any reason not within the exclusive control of such Holder (other than during a Blackout Period or with respect to such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act), or (C) the Common Stock is not listed and freely tradeable on the American Stock Exchange, Nasdaq National Market or the New York Stock Exchange (each of (A), (B) or (C) being referred to herein as a "Default Event"), the Company shall pay to each
                               -------------
Holder an amount equal to the lesser of (i) one and one half percent (1.5%) per thirty calendar day period (prorated for any period of less than thirty calendar days) and (ii) the highest rate permitted by applicable law, times the
                                                             -----
Registrable Securities Value (as defined below) accruing daily and compounded monthly, from the date on which a Default Event occurs until the date on which such Default Event and any and all other Default Events have been cured and are no longer continuing. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to each Holder at law or in equity or pursuant to the terms hereof or the Securities Purchase Agreement, or otherwise. Payments of such amounts pursuant hereto shall be made in immediately available funds within five (5) Business Days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made at the end of each thirty-day period. For purposes hereof, "Registrable Securities Value" means (x) the sum of
                              ----------------------------
the number of shares of Common Stock into which the Preferred Shares then held by such Holder are convertible plus the number of shares of Common Stock into
                               ----
which the Warrant is then exercisable (without regard to any restrictions or limitations on such conversion or exercise) times (y) the average Market Price
                                            -----
during the period of determination.

      (e) In the event that (A) a Registration Statement is not declared effective by the forty-fifth (45th) day following the Registration Deadline or
(B) after such Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under such Registration Statement for any reason not within the exclusive control of such Holder (other than during a Blackout Period or with respect to such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act), or
(C) the Common Stock is not listed and freely tradeable on the American Stock Exchange, Nasdaq National Market or the New York Stock Exchange (each event described in clause (A), (B) or (C) being hereinafter referred to as a "Repricing Event"), in addition to the amounts which may be
 ---------------
payable pursuant to paragraph 2(c) above (and any other remedies available to the Holders), the Fixed Conversion Price for any conversion of Preferred Shares occurring on a Conversion Date following the occurrence of such Repricing Event shall be deemed to be equal to the lesser of (i) the lowest Conversion Price that would have applied had such conversion occurred during the period between the date on which a Repricing Event occurs and the date on which such Repricing Event and any and all other Repricing Events have been cured and are no longer continuing and (ii) the Fixed Conversion Price that would otherwise be in effect on such Conversion Date

  3.  PIGGYBACK REGISTRATION.
      -----------------------

  If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or employee stock award or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity, or a registration statement on Form S-3 covering the resale of securities issued in connection with a corporate acquisition) (a "Proposed Registration") and (ii)
                                                ---------------------
a registration statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have twenty (20) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or
        --------  -------
withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for shareholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any such exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in the Registration Statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in such Registration Statement.

4.  OBLIGATIONS OF THE COMPANY.
    --------------------------

  In addition to performing its obligations hereunder, including without limitation those pursuant to paragraphs 2(a) and 2(b) above, the Company shall:

      (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested within a reasonable time prior to any proposed sale by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

      (b) in the event that the number of shares of Common Stock covered by the Registration Statement (and any other Registration Statement that is then effective and available to the Holders for the resale of Registrable Securities) is insufficient during any period of three consecutive trading days to cover 150% of (i) the number of Registrable Securities issuable to such Holder upon conversion of the Preferred Shares and exercise of the Warrants held by such Holder (assuming for such purpose that such conversion or exercise were to occur in full on each of such trading days without regard to any restriction or limitation on such conversion or exercise), plus (ii) the number of Registrable
                                            ----
Securities issued to such Holder and which remain unsold, the Company shall promptly amend the Registration Statement, or file a new Registration Statement, or both, so as to cover 200% of such Registrable Securities, in any event as soon as practicable, but not later than the tenth Business Day following the last day of such three day period. Any Registration Statement filed pursuant to this Section 4 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional Registrable Securities as may be required to effect conversion of the Preferred Shares or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2 above with regard to the unavailability of a Registration Statement for resales;

      (c) secure the listing of all Registrable Securities on the Nasdaq National Market prior to the date on which the Registration Statement relating to such Registrable Securities becomes effective;

      (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, if any, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

      (e) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

      (f) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in any such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (g) notify each Holder immediately upon the imposition or termination of any Period;

      (h) use all commercially reasonable efforts to prevent the issuance any stop order or other order suspending the effectiveness of any such Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

      (i) furnish to each Holder, on the date that each Registration Statement effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion addressed to the underwriters, dated such date, of such outside counsel, in such form and substance as is required to be given to such underwriters, and (B) a letter addressed to such underwriters, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

      (j) provide each Holder and its representatives (subject to, upon the request of the Company with respect to any such representative, the execution of a confidentiality agreement reasonably satisfactory to the Company by such representative) the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

      (k) permit counsel retained for such purpose by each Holder to review each

Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company) and amend such materials in accordance with the comments of such counsel; provided, however, that if such counsel has not delivered comments concerning
--------  -------
such materials to the Company on or before the second (2nd) Business Day following its receipt thereof, the Company may deem the Holder represented by such counsel to have waived its right of review and comment hereunder,


      (l) refrain at any time during the Registration Period from permitting or authorizing any person or entity (other than a Holder), or granting rights which would permit or authorize any such person or entity, to include securities for resale pursuant to any Registration Statement filed by the Company hereunder.

  5.  OBLIGATIONS OF EACH HOLDER.
      --------------------------

  In connection with the registration of the Registrable Securities pursuant to a Registration Statement, each Holder shall:

      (a) furnish to the Company in writing such information regarding itself and intended method of disposition of Registrable Securities as the Company reasonably request in order to effect the registration thereof;

      (b) upon receipt of any notice from the Company of the happening of any event the kind described in paragraphs 4(f), 4(g) or 4(h), immediately discontinue sale or other disposition of Registrable Securities pursuant to the applicable Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f), the cessation of a Blackout Period as described in paragraph 4(g) or withdrawal of the stop order referred to in paragraph 4(h);

      (c) to the extent required by applicable law, deliver a prospectus to the of Registrable Securities;

      (d) notify the Company when it has sold all of the Registrable Securities theretofore held by it; and

      (e) promptly notify the Company in the event that any information supplied by Holder in writing for inclusion in any Registration Statement or related is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing.

  6.  INDEMNIFICATION.
      ---------------

 In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

      (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees and agents of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934
                                                                            ----
Act"), against any losses, claims, damages, liabilities or reasonable out-of-
---
pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i)
       ------
any untrue statement of a material fact contained in such Registration Statement if any, or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in paragraph 4(f), 4(g) or 4(h).

      (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this paragraph 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under the applicable Registration Statement.

      (c) Promptly upon an indemnified party learning of any circumstance or event that may form the basis for a claim against the indemnifying party under this Section 6 (including receipt by such indemnified party of notice of the commencement of any action (including any governmental action)), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice thereof. The indemnifying party may participate in discussions regarding issues underlying any potential Loss and, if an action is commenced, shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced with respect to such other action as a result of not receiving such notice.

      (d) In the event that the indemnity provided in paragraph 6(a) or 6(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement.
Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who is not guilty of fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee or agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 6(d).

      (e) The obligations of the Company and each Holder under this Section 6 shall survive the conversion of the Preferred Shares and exercise of the Warrants in full, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

  7.  REPORTS.
      -------

  With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144;

      (b) file with the Commission in a timely all reports and other documents required to be filed by the Company under Securities Act and the 1934 Act; and

      (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, and the 1934 Act, (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

  8.   MISCELLANEOUS.
       -------------

      (a)  Expenses of Registration.  All expenses, other than underwriting
           ------------------------
discounts and commissions and fees and expenses of counsel to the Holders and other expenses incurred directly by each Holders in performing its obligations under this Agreement, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

      (b)  Amendment; Waiver.  Any provision of this Agreement may be amended
           -----------------
only pursuant to a written instrument executed by the Company and each Holder. Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

      (c)  Notices.  Any notice, demand or request required or permitted to be
           -------
given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the day actually received after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

  If to the Company:

  Pilot Network Services, Inc.
  1080 Marina Village Parkway
  Alameda, California 94501
  Attn: Chief Financial Officer
  Tel: (510) 433-7800
  Fax: (510)

  with a copy to:

  Heller Ehrman White & McAuliffe LLP
  333 Bush Street
  San Francisco, California  94104
  Attn:  Timothy G. Hoxie
  Tel:  (415) 772-6000
  Fax:  (415) 772-6268

and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

      (d)  Termination.  This Agreement shall terminate on the earlier to occur
           -----------
of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

      (e)  Assignment.  Upon the transfer of Preferred Shares or the Warrant (or
           ----------
part thereof or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to the securities so transferred shall be assigned automatically to the transferee thereof as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designation or the Warrant, as the case may be; provided, however, that the registration rights granted in this
                 --------  -------
Agreement shall not be transferred to any person or entity that receives any such security pursuant to an effective registration statement under the Securities Act or pursuant to a public sale under Rule 144 or any successor provision thereto.

      (f)  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

      (g)  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written.

PILOT NETWORK SERVICES, INC.



By: /s/ M. Marketta Silvera
    ----------------------------------
  Name:  M. Marketta Silvera
  Title:  President and Chief Executive Officer


MARSHALL CAPITAL MANAGEMENT, INC.


By: /s/ Allan Weine
    ----------------------------------
    Allan Weine, President